Exhibit 99.1

For Immediate Release
December 30, 2019
NW Natural Files Oregon General Rate Case

PORTLAND, ORE. — Northwest Natural Gas Company, dba NW Natural, a wholly owned subsidiary of Northwest Natural Holding Company (NYSE: NWN), today filed for a general rate increase with the Public Utility Commission of Oregon (OPUC).

The filing would result in a net revenue increase of $71.4 million to recover costs associated with investments to strengthen and reinforce the natural gas system, provide necessary system maintenance and operational resiliency, and technology upgrades.

If approved as filed, the typical residential customer using 53 therms per month would see an average monthly bill increase of about $6.43. A commercial customer using 242 therms a month would see an average monthly bill increase of about $25.40.

“The proposed rate adjustment is necessary to align customer rates with the cost of providing reliable, safe and efficient service,” said David H. Anderson, president and CEO of NW Natural. “We take our responsibility of serving customers at a reasonable cost very seriously and are submitting this request only after careful consideration and efficiently managing our business.”

NW Natural’s request will not affect customer bills for the 2019-2020 winter season. The filing will be reviewed by the OPUC and other stakeholders in a process that could take up to 10 months.

New rates are expected to be effective Nov. 1, 2020.
About NW Natural Holdings
Northwest Natural Holding Company, (NYSE: NWN) (NW Natural Holdings), is headquartered in Portland, Oregon, and through its subsidiaries has been doing business for over 160 years in the Pacific Northwest. It owns NW Natural Gas Company (NW Natural), NW Natural Water Company (NW Natural Water), and other business interests and activities.

NW Natural is a local distribution company that currently provides natural gas service to approximately 2.5 million people in more than 140 communities through more than 750,000 meters in Oregon and Southwest Washington with one of the most modern pipeline systems in the nation. NW Natural consistently leads the industry with high J.D. Power & Associates customer satisfaction scores.

NW Natural Holdings’ subsidiaries own and operate 35 Bcf of underground gas storage capacity with NW Natural operating 20 Bcf in Oregon.

NW Natural Water currently provides water distribution and wastewater services to communities throughout the Pacific Northwest. When outstanding transactions close, NW Natural Water expects to serve 62,000 people through approximately 25,000 connections. Learn more about our water business at nwnaturalwater.com.

Investor Contact:
Nikki Sparley
Phone: 503-721-2530
Email: n1s@nwnatural.com

Media Contact:
Melissa Moore
Phone: 503-220-2436
Email: msm@nwnatural.com

Forward-Looking Statements
This report, and other presentations made by NW Holdings and NW Natural from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, assumptions, estimates, expectations, expenses, future events, investments, customer growth, customer rates, financial results, financial position, revenue requirement, return on equity, rate base, targeted capital structure, cost of capital, revenues and earnings, average rate base, performance, capital investments, timing or effects of future regulatory proceedings or future regulatory approvals and recovery, and other statements that are other than statements of historical facts.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A “Risk Factors,” and Part II, Item 7 and Item 7A “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosure about Market Risk” in NW Holdings' or NW Natural's, as applicable, most recent Annual Report on Form 10-K, as updated by subsequent filed reports, and in Part I, Items 2 and 3 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk,” and Part II, Item 1A, “Risk Factors,” in such quarterly reports filed thereafter for NW Natural or NW Holdings, as applicable.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NW Natural or NW Holdings, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

New factors emerge from time to time and it is not possible to predict all such factors, nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

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